Exhibit 99.1

FOR IMMEDIATE RELEASE:

CHARLES & COLVARD APPOINTS MARVIN BEASLEY AS PRESIDENT AND CEO

FOLLOWING RETIREMENT OF RANDY MCCULLOUGH

MORRISVILLE, N.C. — March 18, 2015 — Charles & Colvard, Ltd. (NASDAQ:CTHR), the original and leading worldwide source of Classic Moissanite™ and Forever Brilliant®, The World’s Most Brilliant Gem®, announced that its Board of Directors has appointed Marvin Beasley to the position of President and Chief Executive Officer. Effective immediately, Mr. Beasley, a current member of the Board of Directors of Charles & Colvard, will succeed Randy McCullough, who informed the Board of his retirement as President, CEO, and Director on March 17, 2015. Mr. McCullough will support the transition in an advisory consulting role.

“Randy was instrumental in building our direct-to-consumer e-commerce business through Moissanite.com and launching our home party business, Lulu Avenue®,” said Neal Goldman, Executive Chairman of the Board of Directors of Charles & Colvard. “These are high-growth opportunities that are important for the Company. In addition, Randy assembled a strong team of employees who are working hard to grow the business. On behalf of the entire Board of Directors, we would like to thank Randy for his many contributions positioning Charles & Colvard for future success.”

Randy McCullough commented, “I am grateful for having had the opportunity to lead such a talented team and proud of what we accomplished during an important chapter in the Company’s history. Together, we put in place structure and made investments to enable Charles & Colvard to continue to grow and transform. I am looking forward to seeing the Company’s continued growth.”

Neal Goldman concluded, “To achieve our growth prospects and continue the momentum in our direct-to-consumer businesses, a smooth transition is important, so we are pleased to have Marvin Beasley move into the leadership role. With proven management experience and substantial industry knowledge, Marvin is able to hit the ground running. He will help drive our direct-to-consumer growth initiatives and use his extensive industry experience to work toward expanding our wholesale distribution channel.”

Marvin Beasley has served as a director of the Company since November 2009. In 2009, Mr. Beasley retired from retailing after 44 years. Mr. Beasley spent the last 20 years of his retail career at Helzberg Diamonds holding various executive positions. In 2004, Mr. Beasley was promoted to Chief Executive Officer and served until his retirement in 2009. Mr. Beasley is a National Jeweler Retailer Hall of Fame inductee and has served on many boards including Jewelers of America and Jewelers for Children.

Marvin Beasley said, “I am honored to be appointed President and CEO and am enthusiastic about leading Charles & Colvard through the opportunities and challenges that lie ahead. While our immediate priority is to execute on key initiatives, we will also take a fresh look at the business to prioritize our strategies, operations, and investments to focus on growth. I look forward to working with our capable team on these efforts.”

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd., based in the Research Triangle Park area of North Carolina, is the original and leading worldwide source of moissanite, a unique, near-colorless created gem that is distinct from other gems and jewels based on its exceptional fire, brilliance, durability, and rarity. Charles & Colvard’s Classic Moissanite™ and Forever Brilliant® are currently incorporated into fine jewelry sold through domestic and international retailers and other sales channels. Charles & Colvard, Ltd.’s common stock is listed on the NASDAQ Global Select Market under the symbol “CTHR.” For more information, please visit www.charlesandcolvard.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, our dependence on consumer acceptance and growth of sales of our products resulting from our strategic initiatives; dependence on a limited number of customers; the impact of the execution of our business plans on our liquidity; our ability to fulfill orders on a timely basis; the financial condition of our major customers and their willingness and ability to market our products; dependence on Cree, Inc. as the sole supplier of the raw material; our current wholesale customers’ potential perception of us as a competitor in the finished jewelry business; intense competition in the worldwide jewelry industry; general economic and market conditions, including the current economic environment; risks of conducting business in foreign countries; the pricing of precious metals, which is beyond our control; the potential impact of seasonality on our business; our ability to protect our intellectual property; the risk of a failure of our information technology infrastructure to protect confidential information and prevent security breaches; possible adverse effects of governmental regulation and oversight; our ability to retain key personnel; and the failure to evaluate and integrate strategic opportunities, in addition to the other risks and uncertainties described in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

Source: Charles & Colvard, Ltd.

Charles & Colvard, Ltd.

Public Relations:

Dian Griesel Int’l.

Susan Forman, Laura Radocaj, 212-825-3210

Investor Relations:

Taglich Brothers, Inc.

Christopher Schreiber, 212-661-6886